Exhibit 10.35

Pay Memo: Jaspar Weir
EID:

Dear Jaspar,
Congratulations! Effective February 1, 2023, your base salary as President will increase to $40,000.

Current Base Salary	$30,000.00
New Base Salary	$40,000.00
Bonus	$0
Further, your 401(k) contributions are currently set up for a 38% deduction of your base salary, In order to obtain the $22,500 at year end, your 401(k) deductions should be changed to 57%. It is highly recommended that you review your contributions no later than March 15, 2023.
Additionally, your company paid life insurance will be adjusted to $40,000 which is the maximum amount for your base salary.
You will be paid in accordance with TaskUs’ standard payroll practices and subject to all withholdings and deductions required by law. All other terms and conditions of your employment remain the same.
I have read and understand the foregoing provisions of this Memo. Agreed to and accepted by:

____/s/Jaspar Weir_________________________        February 28, 2023
Jaspar Weir                        Date